                                                                    EXHIBIT 99.2

                            CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




        In connection with the Quarterly Report of Northwest Biotherapeutics, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Security and Exchange Commission on the date hereof (the "Report"), I, Jim D. Johnston, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                                         /s/ Jim D. Johnston
                                                         -----------------------
                                                         Jim D. Johnston
                                                         Chief Financial Officer
                                                         August 14, 2002